Exhibit 8.1

Subsidiaries of the Registrant

The following are the subsidiaries of the Registrant:

#	Entity	Principal activities	Functional currency	Country
1	Nu 1-B, LLC (“Nu 1-B”)	Holding Company	US$	USA
2	Nu 2-B, LLC (“Nu 2-B”)	Holding Company	US$	USA
3	Nu 3-B, LLC (“Nu 3-B”)	Holding Company	US$	USA
4	Nu 1-A, LLC (“Nu 1-A”)	Holding Company	US$	USA
5	Nu 2-A, LLC (“Nu 2-A”)	Holding Company	US$	USA
6	Nu 3-A, LLC (“Nu 3-A”)	Holding Company	US$	USA
7	Nu Payments, LLC (“Nu Payments”)	Holding Company	US$	USA
8	Nu MX LLC (“Nu MX”)	Holding Company	US$	USA
89	Nu Finanztechnologie GmbH (“Nu Finanz”)	Technology E-Hub	EUR	Germany
10	Nu BN México, S.A. de CV (“Nu México”)	Multiple purpose financial company	MXN	Mexico
11	Nu BN Servicios México, S.A. de CV (“Nu Servicios”)	Credit card operations	MXN	Mexico
12	Nu BN Tecnologia, S.A de CV (“Nu Tecnologia”)	Computer consulting service	MXN	Mexico
13	Nu Colombia S.A. (“Nu Colombia”)	Credit card operations	COP	Colombia
14	Nu Colombia Compañía de Financiamiento S.A. ("Nu Colombia Financiera")	Loan operations and prepaid account	COP	Colombia
15	Nu North America, Inc. (“Nu North America”) Former - Cognitect	Technology E-Hub	US$	USA
16	Internet – Fundo de Investimento em Participações Multiestratégia (“Internet FIP”)	Investment company	BRL	Brazil
17	Nu Pagamentos S.A. – Instituição de Pagamentos (“Nu Pagamentos”)	Credit card and prepaid account operations	BRL	Brazil
18	Nu Financeira S.A. – SCFI (“Nu Financeira”)	Loan operations	BRL	Brazil
19	Nu Asset Management Ltda. (“Nu Asset”) –	Fund manager	BRL	Brazil
20	Nu Distribuidora de Títulos e Valores Mobiliários Ltda. (“Nu DTVM”)	Securities distribution	BRL	Brazil
21	Nu Canais Ltda. ( “Nu Canais”)	Insurance commission	BRL	Brazil
22	Nu Invest Corretora de Valores S.A (“Nu Invest”)	Investment platform	BRL	Brazil
23	Nu Corretora de Seguros Ltda. (“Nu Corretora de Seguros”)	Insurance commission	BRL	Brazil
24	Easynvest Gestão de Recursos Ltda. (“Easynvest Gestão”)	Fund manager	BRL	Brazil
25	Vérios Gestão de Recursos Ltda. (“Vérios”)	Fund manager	BRL	Brazil
26	NuCommerce Ltda. (“Nu Plataformas”)	Services platform	BRL	Brazil
27	Nu Tecnologia S.A (“Nu Tecnologia”)	Multiple purpose financial company	UYU	Uruguay
28	Sancellas S.A. ("Sancellas")	Holding Company	UYU	Uruguay
29	Nu México Financiera, S.A. de C.V., S.F.P. – former (“Nu Mexico Financiera”)	Multiple purpose financial company	MXN	Mexico
30	Nuplat S.A. ("Nuplat")	Talent E-Hub	UYU	Uruguay
31	NuPay for Business Instituição de Pagamento Ltda. ("NuPay")	Payment Hub	BRL	Brazil
32	Olivia AI, Inc ("Olivia Inc")	Services platform	US$	USA
33	Olivia AI do Brasil Participações Ltda. ("Olivia Participações")	Services platform	BRL	Brazil
34	Olivia AI do Brasil – Instituição de Pagamento Ltda. ("Olivia IP")	Services platform	BRL	Brazil
35	Nu Crypto Ltda. ("Nu Crypto")	Crypto services	BRL	Brazil
36	Nu Brasil Tecnologia Ltda. ("NuTecnologia")	Information Technology Activities	BRL	Brazil
37	Nu Brasil Serviços Ltda. ("Nu Serviços")	Administrative Services	BRL	Brazil